UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 10, 2006

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California		92610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Agreement.

On April 10, 2006, The Wet Seal, Inc. (the “Company”) and Mr. Gary White entered into a new employment agreement (the “Agreement”) setting forth the terms of Mr. White’s employment with the Company as its Chief Operating Officer (“COO”), effective as of April 2, 2006.

The Agreement sets forth the terms of Mr. White’s compensation as COO, including: (i) a base salary of $450,000 (subject to annual review by the compensation committee of the Company’s board of directors), (ii) annual bonus compensation equal to a maximum of 100% of Mr. White’s base salary and (iii) stock options to purchase 150,000 shares of the Company’s Class A common stock (“Common Stock”), which shall vest in three equal installments on the first, second and third anniversaries of the grant. The exercise price of such options shall be set in accordance with the terms of the plan under which such options are granted and shall be subject to a written option agreement in a form acceptable to the Company.

In the event Mr. White is terminated without “cause” or upon a “change of control” resulting in either a diminution of duties or termination (as each term is defined in the Agreement), Mr. White shall be entitled to receive severance pay in an amount equal to one year’s base salary.

A copy of the Agreement appears as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 10, 2006, the Company issued a press release to announce the appointment of Mr. White as the Company’s Chief Operating Officer. The information provided in Item 1.01 of this Current Report on Form 8-K regarding the employment agreement entered into between the Company and Mr. White is incorporated herein by reference.

A copy of the press release appears as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

10.1	Employment Agreement entered into between the Company and Mr. White.

99.1	Press Release issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: April 12, 2006	By:	/S/ JOHN J. LUTTRELL
Name: John J. Luttrell
Title: Chief Financial Officer and
Executive Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Agreement entered into between the Company and Mr. White.

99.1	Press Release issued by the Company.